                                                                    EXHIBIT 99.8


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON FINANCIAL STATEMENT SCHEDULES


To the Partners of
Sierra Pacific Development Fund II


We have audited the consolidated financial statements of Sierra Pacific Development Fund II, a California limited partnership, and subsidiary (the "Partnership") as of and for the year ended December 31, 2000 and have issued our report thereon dated March 26, 2001. Such consolidated financial statements and reports are included in your 2000 Annual Report to the Limited Partners and are incorporated herein by reference. Our audit also included the financial statement schedules of Sierra Pacific Development Fund II, listed in Item 14. These financial statement schedules are the responsibility of the Partnership's management. Our responsibility is to express an opinion based on our audit. In our opinion, such consolidated financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.


/s/ ARTHUR ANDERSEN LLP


Houston, Texas
March 26, 2001 (except with respect to the matter discussed in Note 10, as to which the date is April 19, 2001.)

INDEPENDENT AUDITORS' REPORT ON FINANCIAL STATEMENT SCHEDULES


To the Partners of
Sierra Pacific Development Fund II


We have audited the consolidated financial statements of Sierra Pacific Development Fund II and subsidiary, a California limited partnership, (the "Partnership") as of December 31, 1999 and 1998, and have issued our report thereon dated February 25, 2000. Such consolidated financial statements and reports are included in your 1999 Annual Report to the Limited Partners and are incorporated herein by reference. Our audits also included the financial statement schedules of Sierra Pacific Development Fund II, listed in Item 14. These financial statement schedules are the responsibility of the Partnership's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.


/s/ DELOITTE & TOUCHE LLP


Houston, Texas
February 25, 2000

                                   SCHEDULE II
                SIERRA PACIFIC DEVELOPMENT FUND II AND SUBSIDIARY
                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
              For the Years Ended December 31, 2000, 1999 and 1998

--------------------------------------------------------------------------------

                                                            Income -
                                                            Producing
                                                            Properties
                                                            ----------
          Allowance for loss - January 1, 1998               $450,000

           Provision charged to costs and expenses (1)              0
                                                             --------
          Allowance for loss - December 31, 1998              450,000

           Provision charged to costs and expenses (1)              0
                                                             --------
          Allowance for Loss - December 31, 1999              450,000

           Provision charged to costs and expenses (1)              0
                                                             --------
          Allowance for loss - December 31, 2000             $450,000
                                                             ========

(1) See Notes 1 and 4 to consolidated financial statements incorporated by reference to the Annual Report to the Limited Partners attached as an Exhibit.

                                  SCHEDULE III
                SIERRA PACIFIC DEVELOPMENT FUND II AND SUBSIDIARY
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 2000
--------------------------------------------------------------------------------

                                               Initial Cost                                Gross Amount at
                                            to Partnership (1)    Improvements     Which carried at close of period
                                          ----------------------  Capitalized    ------------------------------------
                                Encumb-                Improve-   After Acquis-               Improve-       Total
Description                     rances       Land       ments       ition (2)       Land       ments       (3)(4)(5)
-----------                   ----------  ----------  ----------  -------------  ----------  -----------  -----------
OFFICE/INDUSTRIAL BUILDINGS
  INCOME -PRODUCING:
5850 San Felipe
Houston, Texas                $3,000,000  $1,950,000  $2,806,932    $2,504,580   $1,950,000  $ 5,143,287  $ 7,093,287

Sierra Southwest Pointe
  Houston, Texas               1,479,068     570,124   2,279,488       579,890      570,124    2,642,501    3,212,625

Sierra Westlakes Development
Houston, Texas                 1,870,973   1,743,622                 3,759,827    1,743,622    2,331,415    4,075,037
                              -----------------------------------------------------------------------------------------
TOTAL                         $6,350,041  $4,263,746  $5,086,420    $6,844,297   $4,263,746  $10,117,203  $14,380,949
                              =========================================================================================




                                Accumulated        Date        Date    Depreciation
Description                   Depreciation (5)  Constructed  Acquired      Life
-----------                   ----------------  -----------  --------  ------------
OFFICE/INDUSTRIAL BUILDINGS
  INCOME -PRODUCING:
5850 San Felipe
Houston, Texas                   $1,821,212          3/77     12/94     1-30 yrs.

Sierra Southwest Pointe
  Houston, Texas                    899,687          8/72      7/91     2-30 yrs.

Sierra Westlakes Development
Houston, Texas                    1,182,278         10/85      8/84     1-30 yrs.
                              -------------
TOTAL                            $3,903,177
                              =============

(1) The initial cost represents the original purchase price of the property.

(2) The Partnership has capitalized property development costs.

(3) Also represents costs for Federal Income Tax purposes.

(4) A valuation allowance of $450,000 was established in 1989 as the appraised value of the properties declined below book value. See Notes 1 and 4 to the financial statements incorporated by reference to the Annual Report to the Limited Partners attached as an exhibit.

(5) Reconciliation of total real estate carrying value and accumulated depreciation for the three years ended December 31, 2000 is as follows:

                                  SCHEDULE III
                SIERRA PACIFIC DEVELOPMENT FUND II AND SUBSIDIARY
                    REAL ESTATE AND ACCUMULATED DEPRECIATION

--------------------------------------------------------------------------------

                                           Total Real Estate      Accumulated
                                             Carrying Value       Depreciation
                                           -----------------      ------------
  Balance - January 1, 1998                   $ 15,068,050        $ 3,405,671
     Additions during the year                     416,813            729,888
     Write off fully depreciated assets         (1,467,901)        (1,467,901
                                              ------------        -----------

  Balance - December 31, 1999                   14,016,962          2,667,658
     Additions during the year                     387,242            695,895
     Write off fully depreciated assets            (84,834)           (84,834)
                                              ------------        -----------
  Balance - December 31, 1999                   14,319,370          3,278,719
     Additions during the year                     176,681            723,340
     Proceeds from insurance company               (16,220)                 0
     Write off fully depreciated assets            (98,882)           (98,882)
                                              ------------        -----------
  Balance - December 31, 2000                 $ 14,380,949        $ 3,903,177
                                              ============        ===========